UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 14, 2007 (September 11, 2007)

Date of Report (Date of Earliest Event Reported)

ALERIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25825 Science Park Drive, Suite 400 Beachwood, Ohio	44122-7392
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 910-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On September 11, 2007, Aleris International, Inc. (the “Company”) announced the completion of its purchase of Wabash Alloys, a producer of aluminum casting alloys and molten metal. The Company financed the purchase of Wabash Alloys through application of the proceeds from the private placement of $105,379,000 aggregate principal amount of 9% senior notes due 2014 to Deutsche Bank Securities Inc. on September 11, 2007 and from borrowings under its revolving credit facility.

Item 1.01.	Entry into a Material Definitive Agreement.

1. Senior Indenture and Senior Notes due 2014

General

On September 11, 2007, the Company issued $105,379,000 aggregate principal amount of 9% senior notes that mature on December 15, 2014 (the “Notes”). The Notes were issued pursuant to an indenture dated September 11, 2007 (the “Indenture”), by and among the Company, the subsidiary guarantors named therein and LaSalle Bank National Association, as trustee.

Guarantees

The Notes are guaranteed, jointly and severally, on an unsecured senior basis, by substantially all of the Company’s domestic subsidiaries existing on the issue date. If the Company creates or acquires a wholly-owned domestic subsidiary that guarantees the Company’s debt or the debt of any subsidiary guarantor, such newly created or acquired subsidiary will also guarantee the Notes unless the Company designates such subsidiary as an “unrestricted subsidiary” under the Indenture.

Ranking

The Notes are the Company’s unsecured senior obligations and rank senior in right of payment to all of the Company’s existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes; rank equally in right of payment to all of the Company’s existing and future debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes; and are effectively subordinated in right of payment to all of the Company’s existing and future secured debt, to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of each of the Company’s subsidiaries that does not guarantee the Notes.

Similarly, the Note guarantees are the unsecured senior obligations of the subsidiary guarantors and rank senior in right of payment to all of the applicable subsidiary guarantor’s existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to such guarantee; rank equally in right of payment to all of the applicable subsidiary guarantor’s existing and future debt and other obligations that are not, by their terms, expressly subordinated in right of payment to such guarantee; and are effectively subordinated in right of payment to all of the applicable subsidiary guarantor’s existing and future secured debt, to the extent of the value of the assets securing such debt.

Optional Redemption

At any time prior to December 15, 2010, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each holder of Notes or otherwise delivered in accordance with the procedures of the Depository Trust Company (“DTC”), at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest and Additional Interest (as defined in the Indenture), if any, to the redemption date, subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after December 15, 2010, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of the principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on each of the years indicated below:

Year	Percentage
2010	104.500%
2011	102.250%
2012 and thereafter	100.000%

In addition, prior to December 15, 2009, the Company may, at its option, redeem up to 35% of the sum of the aggregate principal amount of Notes (including the aggregate principal amount of any Additional Notes (as defined in the Indenture) issued after the issue date) at a redemption price equal to 109.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings (as defined in the Indenture) of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company; provided that at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and the aggregate principal amount of any Additional Notes that are issued under the Indenture after the issue date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

Mandatory Redemption

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Change of Control

If the Company experiences a change in control, the Company must make an offer to purchase all of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, and Additional Interest, if any, to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Covenants

The Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur additional debt;

•	pay dividends or distributions on the Company’s capital stock or repurchase the Company’s capital stock;

•	issue stock of subsidiaries;

•	make certain investments;

•	create liens on the Company’s assets to secure debt;

•	enter into transactions with affiliates;

•	merge or consolidate with another company; and

•	sell or otherwise transfer assets.

Events of Default

The Indenture also provides for events of default which, if certain of them occur, would permit the trustee or the holders of at least 30% in principal amount of the then total outstanding Notes to declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

2. Registration Rights Agreement regarding the Notes

On September 11, 2007, the Company and the guarantors named therein entered into registration rights agreements with respect to the Notes (the “Registration Rights Agreement”) described above. Pursuant to the Registration Rights Agreement, the Company has agreed that it will use its commercially reasonable efforts to register with the Securities and Exchange Commission notes having substantially identical terms as the Notes as part of an offer to exchange freely tradable exchange notes for the Notes (the “Exchange Offer”).

The Company is required to use its commercially reasonable efforts to cause the Exchange Offer to be completed within 360 days after the issue date of the Notes or, if required, to have one or more shelf registration statements declared effective on the time frames specified in the Registration Rights Agreement.

If the Company fails to meet these targets (a “Registration Default”), the annual interest rate on the Notes will increase by 0.25% for the first 90 days commencing on the date the Company fails to meet the targets. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 1.00% per year over the applicable interest rate described above. If the registration default is corrected, the applicable interest rate on the Notes will revert to the original level.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Section 1 of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2007

Aleris International, Inc

By:	/s/ Joseph M. Mallak
Joseph M. Mallak
Senior Vice President, Chief Accounting Officer and Controller